================================================================================

                           ROCHESTER GAS AND ELECTRIC
                                  CORPORATION


                                       TO


                             BANKERS TRUST COMPANY,

                                         Trustee



                             SUPPLEMENTAL INDENTURE

                     Dated as of __________________________



                        SUPPLEMENTAL TO GENERAL MORTGAGE

                            Dated September 1, 1918
                            -----------------------



                    First Mortgage Bonds, Designated Secured
                          Medium-Term Notes, Series C


================================================================================

     SUPPLEMENTAL INDENTURE, dated as of             , 200   between ROCHESTER
GAS AND ELECTRIC CORPORATION (its name having been duly changed from "Rochester Railway and Light Company"), a corporation of the State of New York with offices located at 89 East Avenue, Rochester, New York 14649 (hereinafter sometimes called the "Company"), party of the first part, and BANKERS TRUST COMPANY, a corporation of the State of New York with its principal corporate trust office located at Four Albany Street, New York, New York 10006, as Trustee under the Indenture dated September 1, 1918 between Rochester Railway and Light Company and Bankers Trust Company (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company heretofore executed and delivered its General Mortgage (hereinafter sometimes referred to as the "Original Indenture"), dated the 1st day of September, 1918, to the Trustee to secure an issue of General Mortgage Bonds of the Company issuable in series and limited in aggregate principal amount as therein specified; and

     WHEREAS, the Company heretofore executed and delivered forty indentures amending and supplementing the Original Indenture, said forty indentures being dated March 1, 1921, October 23, 1928, August 1, 1932, as of May 1, 1940, as of March 1, 1949, as of August 15, 1950, as of June 1, 1952, as of March 1, 1955, as of July 1, 1957, as of October 15, 1959, as of November 15, 1961, as of September 15, 1964, as of May 1, 1966, as of September 15, 1967, as of July 1, 1968, as of August 15, 1969, as of September 1, 1970, as of August 1, 1974, as of June 15, 1976, as of September 15, 1977, as of December 1, 1978, as of August 1, 1979, as of February 15, 1980, as of August 15, 1981, as of May 15, 1982, as of June 15, 1982, as of March 1, 1983, as of June 15, 1984, as of May 15, 1985,
as of August 1, 1986, as of May 1, 1987, as of December 15, 1987, as of December 1, 1988, as of April 1, 1991, as of March 15, 1992, as of May 1, 1992, as of May 15, 1992, as of October 15, 1992, as of September 1, 1993, and as of March 15, 1999, respectively (the Original Indenture as so amended and supplemented being hereinafter referred to as the "Mortgage"); and

     WHEREAS, all mortgages formerly constituting prior liens upon properties and franchises of the Company have been heretofore discharged (except to the extent, if any, that under the agreement between the Company and the City of Rochester, dated September 5, 1892, and agreements supplemental thereto, the City may still have the right to purchase the subways owned by the Company upon the terms and conditions therein stated), and the lien of the Mortgage now constitutes a first mortgage lien upon all properties and franchises of the Company which are subject to the lien thereof; and

     WHEREAS, there are now issued and outstanding under the Mortgage bonds in
the aggregate principal amount of $                 as follows:

                 Designation               Principal Amount
                 -----------               ----------------
     Series PP..............................  100,000,000
     Series QQ..............................  100,000,000
     Series RR..............................   10,500,000
     Series SS..............................   50,000,000
     Secured Medium-Term
      Notes, Series A.......................  200,000,000
     Secured Medium-Term
      Notes, Series B.......................  150,000,000

and no bonds of any other series are issued or outstanding under the Mortgage;
and

     WHEREAS, the Mortgage provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds to be substantially in the form set forth therein, but with such inclusions, omissions and variations as are authorized or permitted by the Mortgage; and

     WHEREAS, the Company desires to issue additional bonds under the Mortgage, of a new series to be designated "First Mortgage Bonds, Designated Secured Medium-Term Notes, Series C" (hereinafter sometimes called "bonds of the New Series") which bonds of the New Series are to be substantially in the form set forth in Article I hereof, with the insertion of issue dates, maturity dates, principal amounts, redemption terms and interest rates as determined in accordance with the terms of the Mortgage, as hereby amended and supplemented; and

     WHEREAS, as is provided or permitted by the Mortgage, for the purpose of better assuring and confirming unto the Trustee certain additional property which has been acquired by the Company and is intended to be subject to the lien of the Mortgage, the Company desires by this Supplemental Indenture expressly to subject such property to the lien of the Mortgage as hereinafter more particularly set forth; and

     WHEREAS, all provisions of the Mortgage pertinent to the execution and delivery of this Supplemental Indenture and to the taking of the action referred to herein have been complied with and the Company, pursuant to due and appropriate corporate action, duly had and taken before the execution and delivery thereof, has duly authorized and directed the execution and delivery to the Trustee of this Supplemental Indenture; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture, in the form and terms hereof, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that in consideration of the premises and of the sum of One Dollar to the Company duly paid by the Trustee at or before the sealing and delivery of these presents and for other valuable considerations, the receipt whereof is hereby acknowledged, and in consideration of the purchase and acceptance of the bonds of the New Series by the holders thereof, and in order to secure the payment of the principal, interest and premium, if any, on all bonds at any time issued under and secured by the Original Indenture, as from time to time amended and supplemented, according to their tenor, purport and effect and to secure the performance and observance of all the covenants and conditions in such bonds and in the Original Indenture, as from time to time amended and supplemented, contained, and for the purpose of better assuring and confirming unto the Trustee the property mortgaged or intended to be mortgaged by the Original Indenture, as from time to time amended and supplemented (other than property disposed of in accordance with the provisions of the Original Indenture, as from time to time amended and supplemented), the Company by these presents does expressly confirm the conveyance and transfer to the Trustee of such property and does grant, bargain, sell, convey and transfer, unto the Trustee, party of the second part, its successors and assigns, forever, all and singular, the following property:

                                  CLAUSE FIRST

     All the property described or referred to in the deeds set forth in Schedule A hereto annexed and made a part hereof as fully as if set forth herein at length.

                                 CLAUSE SECOND

     Any and all the rents, issues and profits, tolls and other income of said property.

     TO HAVE AND TO HOLD the properties, franchises, premises, rights, appurtenances and privileges hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successors and assigns forever;

     SUBJECT, HOWEVER, to excepted encumbrances as defined in Section 1.02 of the Mortgage;

     BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under and secured by the Original Indenture, as from time to time amended and supplemented;

     AND UPON THE TRUSTS, USES AND PURPOSES and subject to the terms, covenants, agreements and conditions set forth in the Mortgage as amended and supplemented by this Supplemental Indenture.

                                   ARTICLE I

                            BONDS OF THE NEW SERIES

     SECTION 1.01 The Company hereby creates a series of serial bonds, limited in principal amount, as hereinafter provided, to be issued under and secured by the Mortgage, as hereby amended and supplemented, to be designated and to be distinguished from bonds of all other series by the title "First Mortgage Bonds, Designated Secured Medium-Term Notes, Series C." The bonds of the New Series may be executed on behalf of the Company by its President or any Vice President by his manual or facsimile signature under its corporate seal, which may be in the form of a facsimile seal of the Company and may be impressed, affixed, imprinted or otherwise reproduced on the bonds of the New Series, attested by its Secretary or an Assistant Secretary by his manual or facsimile signature, and shall be delivered to the Trustee for authentication by it, and thereupon, as provided in the Mortgage, as hereby amended and supplemented and not otherwise, the Trustee shall authenticate the bonds of the New Series and shall deliver the same to the Company upon its written order.

     SECTION 1.02  The aggregate principal amount of bonds of the New Series
shall be limited to                               Dollars ($            ) to be
initially authenticated and delivered from time to time upon delivery to the Trustee of a request for authentication specifying the principal amount or amounts of the bonds of the New Series to be issued on the specified date or dates of issuance, maturity date or dates, redemption terms and interest rate or rates of such bonds of the New Series and delivery of the other items specified in Article III of the Mortgage.

     SECTION 1.03 Each bond of the New Series shall be dated the date of its authentication ("Issue Date") and shall bear interest from the Issue Date of said bond or from the most recent interest payment date to which interest has been paid or duly provided for with respect to such bond (or the bond or bonds in exchange or substitution for which such bond was issued).

     SECTION 1.04 Unless previously redeemed pursuant to the provisions hereof and of the Mortgage, each bond of the New Series shall be payable on the maturity thereof, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and shall bear interest (calculated on the basis of a 360-day year of twelve 30-day months), payable in like coin or currency, at the rate per annum and from the date determined in accordance with Sections 1.02 and 1.03, hereof,
payable semi-annually on            and            of each year and on the
maturity date of said bond commencing with the interest payment date following the Issue Date of said bond; provided, however, if the Issue Date of a bond is between the record date for an interest payment date and the interest payment date, interest payments on said bond will commence on the second interest payment date following the Issue Date; and at the same rate of interest borne by such bond of the New Series from such date of maturity until it shall be paid or payment thereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) interest on any overdue installment of interest at the same rate of interest borne by the principal thereof. Principal of and interest on the bonds of the New Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York.

     The persons in whose names bonds of the New Series are registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date (except that in case of any redemption of bonds of the New Series as provided for herein on a date subsequent to the record date and prior to such interest payment date, interest on such redeemed bonds shall be payable only to the date fixed for redemption thereof and only against surrender of such bonds for redemption in accordance with the notice of such redemption) notwithstanding the cancellation of any bond of the New Series upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if, and to the extent, the Company shall default in the payment of the interest due on any interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of the New Series are registered on the day immediately preceding the date of payment of such defaulted interest or, at the election of the Company, on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of bonds of the New Series not less than fifteen days preceding such subsequent record date. Interest payable at the maturity or upon earlier redemption of any bond of the New Series shall be payable to the person to whom principal shall be payable.

     The term "record date" shall mean, with respect to any regular semi-annual
interest payment date, the close of business on the        day of the calendar
month next preceding such interest payment date or, in the case of defaulted interest, the close of business on any subsequent record date established as provided above.

     SECTION 1.05 (a) Each bond of the New Series may be redeemed at the option of the Company, as a whole or from time to time in part, upon notice given by mailing the same to each registered holder directed to his registered address not less than thirty nor more than ninety days before the redemption date, on the terms and at the redemption prices established for such bond in accordance with Section 1.02 hereof, together with accrued interest to the date of redemption.

     (b) The bonds of the New Series shall also be redeemable on the conditions hereinafter referred to, on like mailing of notice of such redemption, at 100% of the principal amount thereof, together with accrued interest to the date of redemption (sometimes hereinafter referred to as the special redemption price).

     Redemption as a whole, but not in part only, at said special redemption price may be effected on any date prior to maturity, as provided in Section 5.08 of the Mortgage. Except as provided in accordance with Section 1.02 hereof, redemption as a whole or from time to time in part at said special redemption price may also be effected on any date on or after the Initial Redemption Date to be set forth in the form of bond included in this Supplemental Indenture, out of cash deposited pursuant to Sections 4.06 and 4.19 of the Mortgage, the accrued interest in case of any such redemption to be provided for by the Company pursuant to the provisions of Section 5.07 of the Mortgage. Any notice of redemption of bonds of the New Series out of cash deposited pursuant to said Sections 4.06 and 4.19 shall state that the redemption is to be effected out of cash deposited pursuant to said Section 4.06 or said Section 4.19, as the case may be.

     SECTION 1.06 Bonds of the New Series shall be issuable in fully registered form, in denominations of $100,000 and in denominations exceeding such amount in integral multiples of $1,000. Bonds of the New Series may be exchanged, (without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any tax or taxes or other governmental charges required to be paid by it) at the option of the holders thereof, for a like aggregate principal amount of bonds of the New Series of other authorized denominations having the same maturity date, interest rate and other terms.
Upon any partial redemption of a fully registered bond of the New Series, upon surrender thereof endorsed for transfer, new bonds of the New Series having the same maturity date, interest rate and other terms and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor. The bonds of the New Series will be issued as definitive bonds which, at the option of the Company, may be fully engraved or may be printed or lithographed.

     The Company shall not be required to make exchanges or registrations of transfer of bonds of the New Series for a period of ten days next preceding the mailing of notice of redemption of bonds of the New Series, and the Company shall not be required to exchange or register the transfer of any bond of the New Series selected, called or being called for redemption or, in the case of a bond of the New Series to be redeemed in part, that portion so to be redeemed.

     SECTION 2.01  The bonds of the New Series shall be substantially in the following form with issue dates, maturity dates, principal amounts, redemption terms and interest rates thereof to be inserted after being determined in accordance with the terms of the Mortgage, as hereby amended and supplemented:

                    [FORM OF FACE OF BOND OF THE NEW SERIES]

                     ROCHESTER GAS AND ELECTRIC CORPORATION

$..............................   No...............................

                    FIRST MORTGAGE BOND, DESIGNATED SECURED
                          MEDIUM-TERM NOTES, SERIES C

Issue Date:              Interest Rate:
Maturity Date:           Initial Redemption Date:

     ROCHESTER GAS AND ELECTRIC CORPORATION, a corporation organized and existing under the laws of the State of New York (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns on the Maturity Date specified above, at the office or agency of the Company in the Borough of Manhattan, The City of New York,

Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to
pay interest thereon, semi-annually on            and            of each year
and on the Maturity Date (each an interest payment date), commencing with the interest payment date following the Issue Date specified above, provided, however, if the Issue Date is between the record date for an interest payment date and the interest payment date, interest payments will commence on the second interest payment date following the Issue Date, at the Interest Rate specified above (calculated on the basis of a 360-day year of twelve 30-day months), at said office or agency, in like coin or currency from the Issue Date specified above, or from the most recent interest payment date to which interest has been paid or duly provided for with respect to this bond (or the bond or bonds in exchange or substitution for which this bond was issued), until this bond shall mature according to its terms or on prior redemption or by declaration or otherwise, and, after the date of such maturity, at the same rate of interest borne prior to maturity by the principal hereof from such date of maturity until this bond shall be paid or payment hereof shall have been duly provided for, and (to the extent that payment of such interest is enforceable under applicable law) to pay interest on any overdue installment of interest at the same rate of interest borne by the principal hereof. The interest so
payable on any            or            will, subject to certain exceptions
provided in the Mortgage referred to on the reverse hereof, be paid to the person in whose name this bond (or the bond or bonds in exchange or substitution for which this bond was issued) was registered at the close of business on the day of the calendar month next preceding such or .

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not become valid or obligatory for any purpose until Bankers Trust Company, or its successor as Trustee under the Mortgage, shall have signed the certificate of authentication hereon.

     IN WITNESS WHEREOF, ROCHESTER GAS AND ELECTRIC CORPORATION has caused this bond to be signed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof and its corporate seal, or a facsimile thereof, to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:          ROCHESTER GAS AND ELECTRIC CORPORATION


                By
                  --------------------------------------
                          Senior Vice President


[CORPORATE SEAL]


Attest:


-------------------------
      Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This bond is one of the issue of bonds, of the series designated therein, described in the indenture referred to on the reverse hereof.

                BANKERS TRUST COMPANY,
                             Trustee,


                By

                  --------------------------------------
                            Authorized Officer

                  [FORM OF REVERSE OF BOND OF THE NEW SERIES]

     This bond is one of an issue of bonds of the Company, issuable in series, which different series and bonds of the same series may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Mortgage hereinafter mentioned, and is one of a series known as its First Mortgage Bonds, Designated Secured Medium-Term Notes, Series C, all bonds of all series issued and to be issued under and secured by an Indenture of Mortgage dated September 1, 1918, as amended and/or supplemented by forty-one Supplemental Indentures, all executed by the Company to Bankers Trust Company, a corporation of the State of New York, as Trustee, and together herein called the Mortgage, to which Indenture of Mortgage and all indentures and conveyances supplemental thereto reference is made for a complete description of the property mortgaged, the nature and extent of the security, the rights of the holders of the bonds and of the Company in respect thereof, the rights, duties and immunities of the Trustee, and the terms and conditions upon which the bonds are, and are to be, secured.

     The Mortgage contains provisions permitting, under certain conditions, the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding to waive any past default under the Mortgage and its consequences except an event of default (i) in respect of the payment of the principal of or interest on any bond, (ii) arising from the creation (not including in such term existing liens on property acquired after March 1, 1949) of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property or (iii) in respect of the waiver of which specific provision is otherwise made in the Mortgage. The Mortgage also contains a provision that under certain circumstances if, after the principal of all bonds then outstanding under the Mortgage shall have been declared due and payable, as provided in the Mortgage, all defaults under the Mortgage shall have been remedied, then the holders of a majority in principal amount of the bonds then secured by and outstanding under the Mortgage, by written notice to the Company and to the Trustee, may waive and rescind such default and its consequences. The Mortgage also contains provisions permitting the Company and Trustee, with the consent of the holders of not less than seventy-five per cent (75%) in aggregate principal amount of all the bonds (or, if only certain series are affected, of such series, together with the consent of the holders of at least a majority in aggregate principal amount of all the bonds) at the time outstanding, to enter into supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage or of any supplemental indenture or modifying in any manner the rights of the holders of the bonds; provided, however, that no such supplemental indenture shall (a) extend the fixed maturity of any bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or limit the right of a bondholder to institute suit for the enforcement of payment of principal or interest, without the consent of the holder of each bond so affected, or (b) reduce the percentage of bonds, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all bonds, or (c) permit the creation of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage, without the consent of the holders of all bonds. Any such waiver or consent by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond (and any bond issued in lieu hereof or exchange herefor), irrespective of whether or not any notation of such waiver or consent is made upon this bond.

     The bonds of this Series are issuable in fully registered form, in denominations of $100,000 and in denominations exceeding such amount in integral multiples of $1,000. This bond is transferable in the manner and subject to the limitations prescribed in the Mortgage by the registered holder hereof in person, or by his duly authorized attorney, and this bond may be exchanged for a like aggregate principal amount of bonds of the same series having the same maturity date, interest rate and other terms of other authorized denominations, at the principal corporate trust office of the Trustee in said Borough of Manhattan, upon surrender and cancellation of this bond, without payment of any service charge, but the Company may require the payment of a sum sufficient to cover any related tax or taxes or other governmental charges required to be paid by it. The Company, the Trustee, any paying agent and any bond registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee nor any paying agent nor any bond registrar shall be affected by any notice to the contrary.

     This bond may be redeemed at the option of the Company, on any date on or after the Initial Redemption Date specified above, as a whole or from time to time in part, upon mailing of notice as provided in the Mortgage, at the following regular redemption prices (expressed in percentages of the principal amount) set forth in the following (or attached) table under "Regular Redemption Prices", and, except as provided in the second following (or attached) table, in certain special circumstances on any date on or after the Initial Redemption Date specified above at the special redemption price of 100% of the principal amount thereof, and in certain other special circumstances on any date prior to maturity, at said special redemption price, together, in each case, with accrued interest to the date of redemption:

                           [Regular Redemption Table
                          to be Inserted or Attached]



                              [Second Table to be
                             Inserted or Attached]



     It is provided in the Mortgage that any notice of redemption of bonds may state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and shall be of no effect unless such moneys are so received before such date.

     The Mortgage provides that if the Company shall deposit with Bankers Trust Company or its successor as Trustee in trust for the purpose funds sufficient to pay the principal of all of the bonds of any series, or such of the bonds of any series as have been or are to be called for redemption (including any portions, constituting $1,000 or a multiple thereof, of fully registered bonds), and premium, if any, thereon, and all interest payable on such bonds (or portions) to the date on which they become due and payable at maturity or upon redemption, and complies with the other provisions of the Mortgage in respect thereof, then from the date of such deposit such bonds (or portions) shall no longer be secured by the lien of the Mortgage.

     The Mortgage provides that, upon any partial redemption of a fully registered bond of this series, upon surrender thereof endorsed for transfer, new bonds of the same series having the same maturity date, interest rate and other terms and of authorized denominations in principal amount equal to the unredeemed portion of such fully registered bond will be delivered without charge in exchange therefor.

     The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of an event of default as in the Mortgage provided.

                [END OF REVERSE SIDE OF BOND OF THE NEW SERIES]


                                   ARTICLE II

                               SUNDRY PROVISIONS

     SECTION ONE. The Trustee hereby accepts the trust herein declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Mortgage, as hereby amended and supplemented.

     SECTION TWO. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Nor shall the Trustee, subject to the provisions of Sections 10.01 and 10.02 of the Mortgage, be answerable or accountable for anything whatsoever in connection with this Supplemental Indenture, except its own misconduct or negligence.

     SECTION THREE. In compliance with Section 13 of the Lien Law of the State of New York, the Company hereby agrees that it will receive the advances secured by the Mortgage, as amended and supplemented hereby, and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement, if any, as required by said Lien Law, and that it will apply the same first to the payment of the cost of the improvement, if any, before using any part of the total of the same for any other purpose.

     SECTION FOUR. This Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, Rochester Gas Electric Corporation has caused this Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and Bankers Trust Company, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be signed in its name and behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Associates, as of the day and year
first above written, this       day of              , 200  .

                ROCHESTER GAS AND ELECTRIC CORPORATION


                By
                   ------------------------------------
                            Senior Vice President


[CORPORATE SEAL]


Attest:


------------------------------------
            Secretary


                BANKERS TRUST COMPANY,
                             Trustee,


                By
                   ------------------------------------
                            Authorized Officer


[CORPORATE SEAL]


Attest:


------------------------------------
            Associate

STATE OF NEW YORK                )
                                 )    ss.:
COUNTY OF MONROE                 )


     On the      day of                , in the year 200  , before me personally
came                                              , to me known, who, being by
me duly sworn, did depose and say that he resides at ; that he is a Senior Vice President of Rochester Gas and Electric Corporation, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


[Notarial Seal]

                       .........................................................



STATE OF NEW YORK                    )
                                     )    ss.:
COUNTY OF NEW YORK                   )


     On the      day of                , in the year 200  , before me personally
came                                              , to me known, who, being by
me duly sworn, did depose and say that she resides at ; that she is a Vice President of Bankers Trust Company, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.


[Notarial Seal]

                       .........................................................

                                   SCHEDULE A

                           TO SUPPLEMENTAL INDENTURE

                              Dated as           ,


               Between Rochester Gas and Electric Corporation and
                        Bankers Trust Company, Trustee